EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 16, 2003, is entered into among (1) ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), (2) the Lenders party to the Credit Agreement referred to below, (3) UNION BANK OF CALIFORNIA, N.A., as Arranging Agent for such Lenders (in such capacity, the “Agent”), (4) UNION BANK OF CALIFORNIA, N.A., as Co-Lead Arranger and Joint Book Manager, (5) CREDIT SUISSE FIRST BOSTON, as Co-Lead Arranger, Administrative Agent and Joint Book Manager, (6) THE BANK OF NOVA SCOTIA, as Syndication Agent, and (7) FLEET NATIONAL BANK, as Documentation Agent.

RECITALS

A.    The Borrower, the Lenders and the Agent previously entered into that certain Credit Agreement dated as of September 26, 2000 as amended by a First Amendment to Credit Agreement dated as of March 23, 2001 and a Second Amendment to Credit Agreement dated as of March 29, 2002 (said Agreement, as so amended, herein called the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

B.    In connection herewith, the Borrower is entering into that certain Asset Purchase Agreement dated as of December 23, 2002 among Big City Radio, Inc., a Delaware corporation, and Big City Radio-LA, L.L.C., a Delaware limited liability company, as sellers, and the Borrower, as purchaser, pursuant to which the Borrower will purchase the assets used or useful in the operation of the following radio stations: KVYY-FM, Ventura, California, KLYY-FM, Arcadia, California, and KSYY-FM, Fallbrook, California (the “Big City Acquisition”).

C.    The Borrower has requested that the Lenders modify the Credit Agreement to permit the Big City Acquisition, and to make certain other changes thereto. The Lenders have agreed to such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    Section 1.1 of the Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

 “‘Big City Acquisition Agreement’: that certain Asset Purchase Agreement dated as of December 23, 2002 among Big City Radio, Inc., a Delaware corporation, Big City Radio-LA, L.L.C., a Delaware limited liability company, and the Borrower.”

“‘Cash on Hand’: an amount equal to the extent, if any, by which (i) the sum of all Cash Equivalents owned by the Borrower or its Subsidiaries (provided that, in the case of Cash Equivalents referred to in clauses (ii)-(vi) of the definition thereof contained in Section 1.1, no such instrument shall have a term of more than 90 days) exceeds (ii) $5,000,000.”

“‘Third Amendment Effective Date’: the date upon which that certain Third Amendment to Credit Agreement dated as of April 16, 2003, which amends the terms of this Agreement, shall become effective in accordance with the terms thereof.”

(b)    In Section 1.1 of the Credit Agreement, the definition of “Subordinated Indebtedness” is amended in its entirety to read as follows:

“‘Subordinated Indebtedness’: any Indebtedness of the Borrower or any Subsidiary which is subordinated to the payment of the Obligations on terms and conditions at least as favorable to the Agent and the Lenders as those contained in the Senior Subordinated Notes Indenture, or on such other terms and conditions as are approved bythe Agent (which may include the payment of regularly scheduled interest), such approval by the Agent not to be unreasonably withheld.”

(c)    Section 6.1(a) of the Credit Agreement is amended in full to read as follows:

“(a)    Maximum Total Debt Ratio. Permit the Maximum Total Debt Ratio of the Borrower and its Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

Period	Ratio
Closing Date to and including September 29, 2001	6.25:1
September 30, 2001 to and including December 30, 2001	6.00:1
December 31, 2001 to but excluding the Second Amendment Effective Date	5.75:1
Second Amendment Effective Date to but excluding the Third Amendment Effective Date	7.00:1
Third Amendment Effective Date to and including September 29, 2003	7.25:1
September 30, 2003 to and including December 30, 2003	6.75:1
December 31, 2003 to and including March 30, 2004	6.50:1

March 31, 2004 to and including September 29, 2004	6.00:1
September 30, 2004 to and including March 30, 2005	5.50:1
March 31, 2005 to and including September 29, 2005	5.00:1
September 30, 2005 to and including March 30, 2006	4.50:1
March 31, 2006 and thereafter	4.00:1

Notwithstanding anything to the contrary set forth in this Agreement, for the purpose of calculating the Maximum Total Debt Ratio in this Section 6.1(a), Maximum Total Debt Ratio shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Total Debt less Cash on Hand to Operating Cash Flow.”

(d)    Section 6.1(d) of the Credit Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth in this Agreement, for the purpose of calculating the Maximum Senior Debt Ratio in this Section 6.1(d), Maximum Senior Debt Ratio shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Senior Debt less Cash on Hand to Operating Cash Flow.”

(e) Section 6.2(d) of the Credit Agreement is amended as follows: (i) clause (iii) thereof is restated to read:

“(iii) no agreement or instrument executed with respect to such Subordinated Indebtedness shall have any terms which conflict with, or covenants which are more restrictive than, the terms of the Loan Documents (except as may be otherwise agreed to by the Majority Lenders in writing), and the Borrower shall have delivered to the Agent copies of all such agreements and instruments prior to the execution thereof and”; and

(ii) the following is added to the end thereof:

“and, at least 20 days prior to the incurrence of such Indebtedness, the form of indenture, note or other instrument(s) that will govern such Indebtedness”.

(f)    Section 6.2 of the Credit Agreement is further amended by restating the last sentence therein as follows:

“Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness, other than the Indebtedness permitted pursuant to subsection (a) above.”

(g)    In Section 6.7(a) of the Credit Agreement, the first parenthetical therein is restated as follows: “(other than those referred to in subsections (b), (i) and (j) below).”

(h)    Section 6.7 of the Credit Agreement is further amended by deleting the word “and” immediately after the semicolon in clause (h) therein, by deleting the period in clause (i) and substituting “; and” and by adding a new clause (j) to read as follows:

“(j)    the Acquisition of the assets used or useful in the operation of the following radio stations: KVYY-FM, Ventura, California, KLYY-FM, Arcadia, California, and KSYY-FM, Fallbrook, California; provided that (i) no Default has occurred and is continuing or would result from such Acquisition, (ii) the Consideration for such Acquisition does not exceed $100,000,000 in cash, plus such shares of the Borrower’s Capital Stock as the Borrower shall determine (subject to Section 7(m)) and (iii) the Agent has received the following prior to such Acquisition, in each case in form and substance satisfactory to the Agent: (a) a Covenant Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated, (b) revised projections, prepared on a pro forma basis assuming consummation of such Acquisition, (c) an opinion of FCC counsel to the Borrower and (d) a copy of the Big City Acquisition Agreement certified as a complete and correct copy thereof, and in full force and effect, by a Responsible Officer of the Borrower.”

SECTION 2.    Conditions Precedent. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following, in each case in form and substance satisfactory to the Agent:

(a)    this Amendment, duly executed by the Borrower and consented to by the Majority Lenders;

(b)    evidence of the Guarantors’ consent to this Amendment;

(c)    evidence that all of the conditions precedent to the Big City Acquisition in accordance with the terms of the Big City Acquisition Agreement have been satisfied and such Acquisition is scheduled to close concurrently with the effectiveness of this Amendment;

(d)    an amendment fee in an amount equal to 0.25% of the Aggregate Commitment of each Lender that provides its written consent to this Amendment on or before January 27, 2003, which fee shall be payable on a pro rata basis to each such Lender; and

(e)    such other approvals, opinions, evidence and documents as any Lender, through the Agent, may reasonably request; and the Agent’s reasonable satisfaction as to all legal matters incident to this Amendment.

SECTION 3.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the

Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)    Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, except as specifically set forth herein.

(d)    This Amendment shall constitute a “Loan Document”.

SECTION 4.    Representations and Warranties. The Borrower hereby represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) The Borrower has all requisite power and authority under applicable law and under its charter documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof; (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate or contravene any material Requirement of Law, (b) result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower or any of its property may be bound, or (c) result in or require the creation of any Lien upon or with respect to any properties of the Borrower, whether such properties are now owned or hereafter acquired; (v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date; and (vi) no Default has occurred and is continuing.

SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of California (without reference to its choice of law rules).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ WALTER F. ULLOA
Name: Title:	Walter F. Ulloa Chairman and CEO

UNION BANK OF CALIFORNIA, N.A., as Arranging Agent and as a Lender

By:	/s/ LENA BRYANT
Name: Title:	Lena Bryant Senior Vice President